UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2021

REAL ESTATE ASSOCIATES LIMITED IV

(Exact name of registrant as specified in its charter)

California	0-12439	95-3718731
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

P.O. Box 91274 Los Angeles, California 90009
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code:  (720) 387-8135

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Limited Partnership Interest	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

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4828-3862-8338, v. 2

Item 2.01Completion of Acquisition or Disposition of Assets

Real Estate Associates Limited IV, a California limited partnership (the “Registrant”), held a 99% limited partnership interest in Better Housing Associates, Limited Partnership, a Connecticut limited partnership (the “Partnership”).

As previously disclosed, on September 20, 2019, the Partnership entered into an Agreement for Purchase and Sale of Real Property, by and between the Partnership and Hartford Preservation A LLC, a Connecticut limited liability company (the “Purchaser”), pursuant to which the Partnership agreed to sell certain real property located in Hartford, Connecticut, known and described as 95-97 Vine Street Apartments (the “Property”), to the Purchaser in exchange for a payment of $1,550,000 (the “Purchase Agreement”).

On June 30, 2021, the Partnership sold the Property to the Purchaser pursuant to the Purchase Agreement.  The Partnership no longer owns the property and has no rights, obligations or liabilities related thereto.  The Partnership owns no other assets following the sale of the Property.  After the payment of the Property’s mortgage and other liabilities, the Registrant’s share of the sale proceeds was approximately $212,000.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED IV

Date: July 20, 2021	By:National Partnership Investments, LLC, General Partner By: /s/ Brian Flaherty
Brian Flaherty
SVP of Finance/CFO

Date: July 20, 2021	By: /s/ Joseph Dryden
Joseph Dryden
SVP of Finance/CFO